Exhibit 10.1

ASCENT SOLAR TECHNOLOGIES, INC.

JOINDER TO NOTE PURCHASE AGREEMENT

September 28, 2015

Reference is hereby made to that certain Note Purchase Agreement dated as of September 4, 2015 (the “Purchase Agreement”) by and among ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto as Exhibit A (individually a “Purchaser,” and collectively, the “Purchasers”). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Purchase Agreement.

1.	The undersigned hereby acknowledges receipt of a copy of the Purchase Agreement.

2.	The undersigned agrees to be bound by the provisions of the Purchase Agreement as a “Purchaser” thereunder as of the date hereof.

3.	Exhibit A to the Purchase Agreement is hereby deleted and replaced in its entirety by the revised Exhibit A attached to this Joinder to Purchase Agreement.

4.
Conversion Limitation – Stockholder Approval. The undersigned and the Company agree that at no time may any Notes issued under the Purchase Agreement be converted into shares of the Company’s Common Stock if the number of conversion shares to be received, when aggregated with all other shares of Common Stock that may be issued upon conversion of all of the Notes issued under the Purchase Agreement (and also including any other shares that may be issued in any other transactions which may be aggregated under applicable Nasdaq listing rules), would result in the issuance of more than 19.999% of the amount of Common Stock of the Company outstanding as of July 22, 2015 (as determined in accordance with applicable Nasdaq listing rules), unless (i) the Company’s stockholders shall have approved the issuance of shares of Common Stock in excess of 20% of the amount of Common Stock of the Company issued and outstanding as of July 22, 2015 in accordance with applicable Nasdaq listing rules, or (ii) Nasdaq has provided a waiver of any applicable Nasdaq listing rules requiring stockholder approval.

5.
Conversion Limitation – 10% Ownership. The undersigned and the Company agree that, notwithstanding any other provision in this Agreement or the Notes, at no time may (x) the undersigned’s Notes be converted or (y) any other shares of Common Stock be issued to the undersigned if the number of shares of Common Stock to be received by the undersigned pursuant to such conversion or other issuance, when aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by the undersigned, would result in the Purchaser beneficially owning more than 9.9% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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IN WITNESS WHEREOF, the parties have executed this JOINDER TO NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY: ASCENT SOLAR TECHNOLOGIES, INC. By: /s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer	PURCHASER: SENG WEI SEOW By: /s/ Seng Wei Seow Name: Seng Wei Seow

SIGNATURE PAGE TO JOINDER TO NOTE PURCHASE AGREEMENT

Exhibit A

Schedule of Purchasers

NAME AND ADDRESS OF PURCHASER:	NOTE AMOUNT:	Closing Date:
Global Ichiban Limited	$1,000,000	September 4, 2015
Seng Wei Seow	$500,000	September 4, 2015
Seng Wei Seow	$500,000	September 28, 2015